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                                                               Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 15, 1999, except for footnote 18(b) to The MONY Group Inc. consolidated financial statements as to which the date is March 22, 1999, relating to the financial statements and the financial statement supplemental schedule, which appear in the MONY Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

New York, New York
January 12, 2000